Exhibit 10.2

INTERCREDITOR AND
LIEN SUBORDINATION AGREEMENT

THIS INTERCREDITOR AND LIEN SUBORDINATION AGREEMENT, dated as of June 30, 2009 (this “Agreement”), is by and among WACHOVIA BANK, NATIONAL ASSOCIATION, in its capacity as agent (in such capacity, “Agent” as hereinafter defined) pursuant to the Credit Agreement (as hereinafter defined) acting for and on behalf of the Credit Agreement Creditors (as hereinafter defined), FAUNUS GROUP INTERNATIONAL, INC., a Delaware corporation (“FGI”), AMERICAN BILTRITE INC., a Delaware corporation (“Parent”), and AMERICAN BILTRITE FAR EAST, INC., a Delaware corporation (“Far East”; together with Parent, individually a “Debtor” and collectively, “Debtors”).

BACKGROUND

A.           Agent and Lenders (as hereinafter defined) have made and may hereafter make revolving loans and advances and have provided and may hereafter provide other financial accommodations to Debtors and certain of their affiliates secured by certain of their assets and properties; and

B.           Parent and FGI are parties to a certain Security Agreement, dated on or about the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Parent Agreement”), and a Debt Purchase Agreement, dated on or about the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Parent Receivables Finance Agreement”), pursuant to which Parent established certain financing arrangements with FGI; and

C.           Far East and FGI are parties to a certain Security Agreement, dated on or about the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Far East Agreement”), and a Receivables Finance Agreement, dated on or about the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Far East Receivables Finance Agreement”), pursuant to which Far East established certain financing arrangements with FGI;

D.           Parent has agreed to guaranty the obligations of Far East under the Far East Agreement and the Far East Receivables Finance Agreement pursuant to the Guaranty, dated on or about the date hereof, by Parent in favor of FGI (the “Parent FGI Guaranty”), and to secure such Parent FGI Guaranty with a security interest in certain assets and properties of Parent, subject to and in accordance with the terms hereof;

E.           Far East has agreed to guaranty the obligations of Parent under the Parent Agreement and the Parent Receivables Finance Agreement pursuant to the Guaranty, dated on or about the date hereof, by Far East in favor of FGI (the “Far East FGI Guaranty”), and to secure such Far East FGI Guaranty with a security interest in certain assets and properties of Far East, subject to and in accordance with the terms hereof; and

F.           FGI and Agent, for and on behalf of itself and Credit Agreement Creditors, desire to enter into this Agreement in order to, inter alia, (i) confirm the relative priority of the Liens of each party in the Agent Priority Collateral and the FGI Priority Collateral, and (ii) provide for the orderly sharing between FGI and Credit Agreement Creditors in accordance with such priorities, of proceeds of the Agent Priority Collateral and/or FGI Priority Collateral upon any sale thereof, foreclosure thereon or other disposition thereof.

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1      For purposes of this Agreement, the following terms shall have the following meanings:

“Agent” shall mean Wachovia Bank, National Association, a national banking association, in its capacity as agent pursuant to the Credit Agreement acting for the benefit and on behalf of Credit Agreement Creditors, and its successors and assigns (and including, without limitation, any successor, assignee or additional person at any time acting as agent for the benefit of or on behalf of it or Credit Agreement Creditors).

“Agent Priority Collateral” means all assets of Debtors (other than FGI Priority Collateral), whether now owned or hereafter created, acquired or arising, in which Agent and Credit Agreement Creditors have been granted a security interest in under the Credit Documents.

“Bankruptcy Event” means with respect to any Person, any voluntary or involuntary dissolution, winding-up, total or partial liquidation or reorganization, or bankruptcy, insolvency, receivership or other statutory or common law proceedings or arrangements involving such Person or the readjustment of its liabilities or any assignment for the benefit of creditors or any marshalling of its assets or liabilities.

“Credit Agreement” shall mean the Loan and Security Agreement, dated of even date herewith, among Agent, Lenders, Debtors and certain of their affiliates, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced in accordance with this Agreement.

“Credit Agreement Creditors” shall mean, collectively, Agent and Lenders, the provider of any cash management or other bank products to Debtors as provided in the Credit Agreement and their respective successors and assigns (and including any other lender or group of lenders that at any time (a) refinances or succeeds to all or any portion of the Credit Agreement Obligations or (b) is otherwise party to the Credit Documents); each sometimes being referred to herein individually as “Credit Agreement Creditor”.

“Credit Agreement Event of Default” means an “Event of Default” as defined in the Credit Agreement.

“Credit Agreement Obligations” means the collective reference to all obligations, now existing or hereafter arising, owing by any or all of the Credit Parties to Credit Agreement Creditors under or pursuant to the Credit Documents (including, without limitation, all of the “Obligations” as such term is defined in the Credit Agreement, including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreements and any fees, costs or other amounts arising after the commencement of any Bankruptcy Event or like proceeding relating to any Credit Party (or would accrue or be payable but for the commencement of such proceeding), whether or not a claim for post-filing or post-petition interest, fees, costs or other amounts is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with any of the Credit Documents, whether on account of principal, advanced amounts, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to Agent and Credit Agreement Creditors that are required to be paid by any Credit Party pursuant to the terms of the Credit Documents).

“Credit Documents” means, collectively, the Credit Agreement and all agreements, documents and instruments at any time executed and/or delivered by any Credit Party or any other Person with, to or in favor of Agent or any Credit Agreement Creditors in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, restated, supplemented or otherwise modified from time to time (and including any agreements which may be entered into at any time and from time to time in connection with the refinancing or replacement of the existing arrangements of Credit Agreement Creditors).

“Credit Parties” means, collectively, Debtors together with their respective successors and assigns (including, without limitation, a receiver, trustee or debtor-in-possession on behalf of such Person or on behalf of such successor or assign); sometimes individually referred to herein as a “Credit Party”.

“Event of Default” means any Credit Agreement Event of Default or FGI Documents Event of Default.

“FGI Documents” means, collectively, the Parent Agreement, the Far East Agreement, the Parent Receivables Finance Agreement, the Far East Receivables Financing Agreement, the Parent FGI Guaranty, the Far East FGI Guaranty and all agreements, documents and instruments at any time executed and/or delivered by any Credit Party or any other Person with, to or in favor of FGI in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, restated, supplemented or otherwise modified from time to time (and including any agreements which may be entered into at any time and from time to time in connection with the refinancing or replacement of the existing arrangements of FGI).

“FGI Documents Event of Default” means an “Event of Default” as defined in any FGI Document.

“FGI Documents Obligations” means all obligations, now existing or hereafter arising, owing by any or all of the Credit Parties to FGI under or pursuant to the FGI Documents (including, without limitation, all of the “Obligations” as such term is defined in the Parent Agreement as in effect on the date hereof and the Far East Agreement as in effect on the date hereof, as applicable), including, without limitation interest accruing at the then applicable rate provided in the FGI Documents and any fees, costs or other amounts arising after the commencement of any Bankruptcy Event or like proceeding relating to any Credit Party (or would accrue or be payable but for the commencement of such proceeding), whether or not a claim for post-filing or post-petition interest, fees, costs or other amounts is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with the FGI Documents, whether on account of principal, advanced amounts, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to FGI that are required to be paid by any Credit Party pursuant to the terms of the FGI Documents).

“FGI Priority Collateral” means certain Accounts and other personal property of Debtors, whether now owned or hereafter created, acquired or arising, listed on Exhibit A attached hereto and made part hereof.

“Financing Agreements” means, collectively, the Credit Documents and the FGI Documents.

“First Priority FGI Collateral Liens” shall have the meaning given to such term in Section 2.1(b) hereof.

“First Priority Agent Collateral Liens” shall have the meaning given to such term in Section 2.1(a) hereof.

“Foreign Accounts” shall have the meaning given to such term as set forth on Exhibit A.  Under no circumstances shall Foreign Accounts include any Account payable by any account debtor whose principal place of business or chief executive office is located in the United States or Canada.

“Guaranty Obligations” means all obligations, now existing or hereafter arising, owing by (a) Parent to FGI under or pursuant to the Parent FGI Guaranty (including, without limitation, all of the “Obligations” as such term is defined in the Parent FGI Guaranty, including, without limitation interest accruing at the then applicable rate provided in the Far East Receivables Finance Agreement and any fees, costs or other amounts arising after the commencement of any Bankruptcy Event or like proceeding relating to Far East (or would accrue or be payable but for the commencement of such proceeding), whether or not a claim for post-filing or post-petition interest, fees, costs or other amounts is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with the FGI Documents, whether on account of principal, advanced amounts, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to FGI that are required to be paid by any Credit Party pursuant to the terms of the Parent FGI Guaranty) and (b) Far East to FGI under or pursuant to the Far East FGI Guaranty (including, without limitation, all of the “Obligations” as such term is defined in the Far East FGI Guaranty, including, without limitation interest accruing at the then applicable rate provided in the Parent Receivables Finance Agreement and any fees, costs or other amounts arising after the commencement of any Bankruptcy Event or like proceeding relating to Parent (or would accrue or be payable but for the commencement of such proceeding), whether or not a claim for post-filing or post-petition interest, fees, costs or other amounts is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with the FGI Documents, whether on account of principal, advanced amounts, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to

FGI that are required to be paid by any Credit Party pursuant to the terms of the Far East FGI Guaranty).

“Lenders” shall mean, collectively, the lenders that are or may hereafter become parties to the Credit Agreement and their respective successors and assigns (including any other lender or group of lenders that at any time succeeds to or refinances, replaces or substitutes for all or any portion of the Credit Agreement Obligations at any time and from time to time); sometimes being referred to herein individually as a “Lender”.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), option, preference, priority or charge of any kind.

“Maximum FGI Debt” shall mean, as of any date of determination, (a) the lesser of (i) the outstanding amount of the FGI Documents Obligations and (ii) $4,400,000, plus (b) any interest on such amount (and including, without limitation, any interest which would accrue and become due but for the commencement of a Bankruptcy Event, whether or not such amounts are allowed or allowable in whole or in part in such case or similar proceeding), plus iii) any fees, costs, expenses and indemnities payable under the FGI Documents (and including, without limitation, any fees, costs, expenses and indemnities which would accrue and become due but for the commencement of a Bankruptcy Event, whether or not such amounts are allowed or allowable in whole or in part in such case or similar proceeding).

“Obligations” means, collectively, the Credit Agreement Obligations, the FGI Documents Obligations and the Guaranty Obligations.

“Person” means any individual, corporation, partnership, limited liability partnership, limited liability company, association, trust, unincorporated organization, joint venture, court or government or political subdivision or agency thereof, or other entity.

“Second Priority FGI Collateral Liens” shall have the meaning given to such term in Section 2.1(a) hereof.

“Second Priority Agent Collateral Liens” shall have the meaning given to such term in Section 2.1(b) hereof.

“UCC” means the Uniform Commercial Code of the State of New York or of any other state the laws of which are required to be applied in connection with the perfection of security interests in any collateral described herein.

ARTICLE II
GENERAL INTERCREDITOR AND SUBORDINATION PROVISIONS

Section 2.1          Agreement to Subordinate Liens.

(a)           FGI and Agent, for and on behalf of itself and Credit Agreement Creditors, agree that, to the extent and in the manner set forth in this Section 2.1, all Liens now or hereafter acquired by Credit Agreement Creditors in any or all of the Agent Priority Collateral (the “First

Priority Agent Collateral Liens”) shall at all times be prior and superior to any Lien now held or hereafter acquired by FGI in the Agent Priority Collateral (the “Second Priority FGI Collateral Liens”).  Such priority shall be applicable irrespective of the time or order of attachment or perfection of any security interest or the time or order of filing of any financing statements or other documents, or any statutes, rules of law, or court decisions to the contrary.  The lien subordination provisions in this Section 2.1(a) are for the benefit of and shall be enforceable by Credit Agreement Creditors, and Credit Agreement Creditors shall be deemed to have acquired the Credit Agreement Obligations in reliance upon this Agreement.

(b)           Agent, for and on behalf of itself and Credit Agreement Creditors, and FGI agree that, to the extent and in the manner set forth in this Section 2.1, all Liens now or hereafter acquired by FGI to secure the FGI Documents Obligations up to the amount of the Maximum FGI Debt in any or all of the FGI Priority Collateral (the “First Priority FGI Collateral Liens”) shall at all times be prior and superior to any Lien now held or hereafter acquired by Credit Agreement Creditors in the FGI Priority Collateral (the “Second Priority Agent Collateral Liens”).  Such priority shall be applicable irrespective of the time or order of attachment or perfection of any security interest or the time or order of filing of any financing statements or other documents, or any statutes, rules of law, or court decisions to the contrary.  The lien subordination provisions in this Section 2.1(b) are for the benefit of and shall be enforceable by FGI, and FGI shall be deemed to have acquired the FGI Documents Obligations in reliance upon this Agreement.

Section 2.2          Limitations on Rights and Remedies; Standstill with respect to Agent Priority Collateral.

(a)           Until the Credit Agreement Obligations have been fully and finally paid in cash and satisfied and the Credit Documents have been terminated in accordance with their terms, FGI shall not exercise any rights or remedies with respect to the Agent Priority Collateral, including, without limitation, (i) enforcing any Second Priority FGI Collateral Liens or selling or otherwise seeking to foreclose or realize upon any portion of the Agent Priority Collateral or (ii) request any action, institute proceedings give any instructions, or make any election with respect to any portion of the Agent Priority Collateral.  In the event that FGI shall receive any proceeds of the Agent Priority Collateral or possession of any Agent Priority Collateral, it shall receive and hold the same in trust, as trustee, for the benefit of Credit Agreement Creditors and shall immediately deliver the same to Agent (together with any endorsement or assignment, as the case may be, where reasonably necessary) for application in accordance with Section 2.6 hereof.

(b)           Until the Credit Agreement Obligations have been fully and finally paid in cash and satisfied and the Credit Documents have been terminated in accordance with their terms, FGI shall cooperate with Credit Agreement Creditors at no cost or expense to Credit Agreement Creditors so as not to impede or disrupt the collection efforts of Credit Agreement Creditors with respect to the Agent Priority Collateral.

Section 2.3          Disposition of Agent Priority Collateral.  FGI agrees that, notwithstanding anything to the contrary contained in any of the FGI Documents or otherwise, until all Credit Agreement Obligations have been fully and finally paid in cash and satisfied and the Credit Documents have been terminated in accordance with their terms, Credit Agreement Creditors shall have the exclusive right to restrict or permit, or approve or disapprove, the sale, transfer or other disposition of any Agent Priority Collateral, and the exclusive right to foreclose upon, compromise or otherwise dispose of, and exercise any other rights with respect to, any or all of the Agent Priority Collateral, in each case free of the Second Priority FGI Collateral Liens.  FGI shall, immediately upon the request of Agent, release or otherwise terminate the Second Priority FGI Collateral Liens, respectively, to the extent such Agent Priority Collateral is sold or otherwise disposed of, with the consent of Agent, for and on behalf of itself and Credit Agreement Creditors, under the Credit Agreement and will immediately deliver such other release documents as Agent may reasonably require in connection therewith.  Any proceeds from any such sale or other disposition shall be applied in accordance with Section 2.6 hereof.

Section 2.4          Limitations on Rights and Remedies; Standstill with respect to FGI Priority Collateral.

(a)           Until the FGI Documents Obligations have been paid in full in cash and satisfied and the FGI Documents have been terminated, Agent and Credit Agreement Creditors shall not exercise any rights or remedies with respect to the FGI Priority Collateral, including, without limitation, (i) enforcing any Second Priority Agent Collateral Liens or selling or otherwise seeking to foreclose or realize upon any portion of the FGI Priority Collateral, or (ii) request any action, institute proceedings give any instructions, or make any election with respect to any portion of the FGI Priority Collateral.  In the event that Agent or any Credit Agreement Creditor shall receive any proceeds of the FGI Priority Collateral or possession of any FGI Priority Collateral, it shall receive and hold the same in trust, as trustee, for the benefit of FGI and shall immediately deliver the same to FGI (together with any endorsement or assignment, as the case may be, where reasonably necessary) for application in accordance with Section 2.6 hereof.

(b)           Until the FGI Documents Obligations have been paid in full in cash and satisfied and the FGI Documents have been terminated, Agent and Credit Agreement Creditors  shall cooperate with FGI so as not to impede or disrupt the collection efforts of FGI with respect to the FGI Priority Collateral.

Section 2.5          Disposition of FGI Priority Collateral.  Agent, for and on behalf of itself and Credit Agreement Creditors, agrees that, notwithstanding anything to the contrary contained in any of the Credit Documents or otherwise, until all FGI Documents Obligations have been paid in full in cash and satisfied and the FGI Documents have been terminated, FGI shall have the exclusive right to restrict or permit, or approve or disapprove, the sale, transfer or other disposition of any FGI Priority Collateral, and the exclusive right to foreclose upon or otherwise dispose of, and exercise any other rights with respect to, any or all of the FGI Priority Collateral, in each case, free of the Second Priority Agent Collateral Liens.  Agent, for and on behalf of itself and Credit Agreement Creditors, shall, immediately upon the request of FGI, release or otherwise terminate the Second Priority Agent Collateral Liens, respectively, to the extent such FGI Priority Collateral is sold or otherwise disposed of, with the consent of FGI under the FGI Documents and will immediately deliver such other release documents as FGI may reasonably require in connection therewith.  Any proceeds from any such sale or other disposition shall be applied in accordance with Section 2.6 hereof.

Section 2.6          Application of Proceeds.

(a)           Agent, for and on behalf of itself and Credit Agreement Creditors, and FGI agree between themselves that, the proceeds of the Agent Priority Collateral, or any part thereof, shall, to the extent available for distribution, be distributed as follows:

(i)           First: to Credit Agreement Creditors for application to the Credit Agreement Obligations in accordance with the terms and provisions of the Credit Documents until all such Credit Agreement Obligations are fully and finally paid in cash and satisfied;

(ii)           Second: to FGI for application to the FGI Documents Obligations and the Guaranty Obligations in accordance with the terms and provisions of the FGI Documents until all such FGI Documents Obligations are fully and finally paid in cash and satisfied; and

(iii)           Third: if all Obligations shall have been paid in full in cash and satisfied and the Financing Agreements shall have been terminated, any surplus then remaining shall be paid to Debtors or to such other Person as may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

(b)           Agent, for and on behalf of itself and Credit Agreement Creditors, and FGI agree between themselves that, the proceeds of the FGI Priority Collateral, or any part thereof, shall, to the extent available for distribution, be distributed as follows:

(i)           First: to FGI for application to the FGI Documents Obligations in accordance with the terms and provisions of the FGI Documents, up to the amount of the Maximum FGI Debt;

(ii)           Second: to Credit Agreement Creditors for application to the Credit Agreement Obligations in accordance with the terms and provisions of the Credit Documents until all such Credit Agreement Obligations are fully and finally paid in cash and satisfied; and

(iii)           Third, if all Obligations shall have been paid in full in cash and satisfied and the Financing Agreements shall have been terminated, any surplus then remaining shall be paid to Debtors or to such other Person as may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

(c)           Agent, for and on behalf of itself and Credit Agreement Creditors, and FGI consent and agree to the right of Agent, for and on behalf of itself and Credit Agreement Creditors, and FGI to so apply such proceeds and each waives and releases any claim or right against the other in connection with such determination.

Section 2.7         Intercreditor Arrangements in Bankruptcy.  This Agreement shall remain in full force and effect and enforceable pursuant to its terms notwithstanding the occurrence of a Bankruptcy Event, and all references herein to each Debtor shall be deemed to apply to such Person as debtor in possession and to any trustee in bankruptcy for the estate of such Person.

Section 2.8          Obligations of Credit Parties Unconditional.

(a)           Nothing contained in this Agreement is intended to or shall relieve the obligations of any Credit Party to FGI, Credit Agreement Creditors or any other Person with respect to such Credit Party’s obligations under any of the Financing Agreements to pay any amount in respect of the Obligations or any other amounts arising under any of the Financing Agreements as and when such amount shall become due and payable in accordance with the terms thereof, or to affect the relative rights of FGI and Credit Agreement Creditors, on the one hand, and the other creditors or any Credit Party, on the other hand.  All rights and interests of FGI and Credit Agreement Creditors hereunder, and all agreements and obligations of the Credit Parties, FGI and Credit Agreement Creditors hereunder, shall remain in full force and effect irrespective of:

(i)           any lack of validity or enforceability of any of the Financing Agreements or any other agreement or instrument relating thereto;

(ii)           any change in the time, manner or place of, or in any other term of, all or any of the Obligations, or any amendment or waiver of or any consent to departure from any provision of any of the Financing Agreements;

(iii)           any exchange, release, non-perfection, or unenforceability of any Lien or security interest in any Agent Priority Collateral, FGI Priority Collateral or any other collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the Obligations; or

(iv)           any other circumstances which might otherwise constitute a defense available to, or a discharge of, any Credit Party in respect of all or any of the Obligations;

(b)           Nothing contained in this Agreement shall affect the obligation of any Credit Party to make, or prevent any of the Credit Parties from making, at any time, payment of any amount in respect of the respective Obligations.

Section 2.9          No Other Beneficiaries.  This Agreement and the provisions contained herein are intended only for the benefit of the holders of the Obligations and no other creditor of any Credit Party; provided, that, this Agreement is not for the benefit of any Credit Party and any provision contained herein may be waived or amended by FGI and Agent, for and on behalf of itself and Credit Agreement Creditors, without notice to or consent of the Credit Parties.

Section 2.10        Rights Not to be Impaired.  No right of any present or future holder of any Obligations to enforce any agreement as herein provided shall at any time in any way be prejudiced or impaired by any act or omission in good faith by any such holder, or by any noncompliance by any of the Credit Parties with the terms and provisions and covenants herein regardless of any knowledge thereof that any such holder may have or otherwise be charged with.

Section 2.11        Waivers; Acknowledgements.

(a)           FGI waives and releases any claim which FGI may now or hereafter have against Credit Agreement Creditors arising out of any and all actions which Credit Agreement Creditors, in good faith and in accordance with the terms of this Agreement, takes or omits to take with respect to the Agent Priority Collateral, including without limitation, (i) actions with respect to the creation, perfection or continuation of liens or security interest in the Agent Priority Collateral, (ii) actions with respect to the foreclosure upon, sale, release, or depreciation of, or failure to realize upon, any of the Agent Priority Collateral, and (iii) any other action with respect to the valuation, use, protection or disposition of the Agent Priority Collateral.

(b)           Agent, for and on behalf of itself and Credit Agreement Creditors, waives and releases any claim which Credit Agreement Creditors may now or hereafter have against FGI arising out of any and all actions which FGI, in good faith and in accordance with the terms of this Agreement, takes or omits to take with respect to the FGI Priority Collateral, including without limitation, (i) actions with respect to the creation, perfection or continuation of liens or security interest in the FGI Priority Collateral, (ii) actions with respect to the foreclosure upon, sale, release, or depreciation of, or failure to realize upon, any of the FGI Priority Collateral, and (iii) any other action with respect to the valuation, use, protection or disposition of the FGI Priority Collateral.

Section 2.12        Assignment by Debtors of Amounts Due From FGI.  Within three (3) days following the receipt by FGI of written instruction by Agent in the form and text of Exhibit B attached hereto and made a part hereof, and completed in full (the “Control Notice”) following the occurrence of a Credit Agreement Event of Default, each Debtor hereby directs FGI to pay to Agent, for itself and on behalf of Credit Agreement Creditors, and, to the extent permitted pursuant to applicable law, FGI agrees to pay to Agent, for itself and on behalf of Credit Agreement Creditors, such sums representing any amounts which would be payable to either Debtor from time to time pursuant to the FGI Documents (the “Amounts Due From FGI”), as and when such sums become due to any Debtor under the FGI Documents.  Such payment shall be for the account of Debtors and, commencing within three (3) days following receipt by FGI of the Control Notice, shall be made by wire transfer of immediately available funds to the account set forth in such Control Notice.  FGI is hereby authorized to recognize Credit Agreement Creditors’ claims and rights hereunder without investigating the reason for any action taken by Credit Agreement Creditors, or the validity or the amount of obligations of Debtors to Credit Agreement Creditors.  Debtors understand that, after delivery of the Control Notice, Agent, for itself and the benefit of Credit Agreement Creditors, may, without notice to Debtors, collect, realize or otherwise deal with the Amounts Due From FGI or any part thereof in such manner and at such times as it deems advisable, and may charge on its own behalf or pay to others reasonable sums for expenses incurred or services rendered (expressly including legal advice and services) in or in connection with collecting, realizing, selling or obtaining payment of the Amounts Due From FGI and may add the amount of such sums to the Credit Agreement Obligations.  After delivery of the Control Notice, Debtors shall have no right to receive from FGI any amounts which would be payable to Debtors from time to time pursuant to the FGI Documents and any monies received by Debtors in respect of  amounts which would be payable to Debtors from time to time pursuant to the FGI Documents will be received and held by it in trust for, and will immediately be paid over to, Agent, for itself and the benefit of Credit Agreement Creditors.  Each Debtor waives and releases any claim or right against FGI in connection with FGI comply with the terms of this Section 2.12.

ARTICLE III
BANKRUPTCY EVENTS

Section 3.1         Bankruptcy Financing.  If any Debtor becomes subject to any Bankruptcy Event, until the full and final payment in cash and satisfaction of all the Credit Agreement Obligations to Credit Agreement Creditors under the Credit Documents has occurred, FGI agrees that:

(a)           it will raise no objection to, nor support any other Person objecting to, and will be deemed to have consented to, the use of any Agent Priority Collateral constituting cash collateral under Section 363 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law or any post-petition financing, provided by Credit Agreement Creditors or any Person approved by Credit Agreement Creditors under Section 364 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law (a “DIP Financing”), will not request or accept adequate protection or any other relief in connection with the use of such cash collateral or such DIP Financing and will subordinate (and will be deemed hereunder to have subordinated) the Liens granted to FGI to such DIP Financing on the same terms as such Liens are subordinated to the Liens granted to Credit Agreement Creditors hereunder (and such subordination will not alter in any manner the terms of this Agreement), to any adequate protection provided to Credit Agreement Creditors and to any “carve out” agreed to by Credit Agreement Creditors; provided, that:

(i)           Credit Agreement Creditors do not oppose or object to such use of cash collateral or DIP Financing,

(ii)           the Liens granted to Agent, for and on behalf of itself and Credit Agreement Creditors, or such other person in connection with such DIP Financing are subject to this Agreement and considered to be Liens of Credit Agreement Creditors for purposes hereof,

(iii)           FGI retains a Lien on the Agent Priority Collateral (including proceeds thereof) with the same priority relative to the Liens of Credit Agreement Creditors as existed prior to such Bankruptcy Event,

(iv)           FGI receives replacement Liens on all post-petition assets of Debtors in which Credit Agreement Creditors obtain a replacement Lien, or which secure the DIP Financing, with the same priority relative to the Liens of Credit Agreement Creditors as existed prior to such Bankruptcy Event, and

(v)           FGI may oppose or object to such use of Cash Collateral or DIP Financing on the same bases as an unsecured creditor, so long as such opposition or objection is not based on FGI’s status as a secured creditor and in connection with such opposition or objection, FGI affirmatively states that it is an undersecured secured creditor; and

(b)           FGI shall not, directly or indirectly, provide, or seek to provide, DIP Financing secured by Liens equal or senior in priority to the Liens on the Agent Priority Collateral, without the prior written consent of Agent, for and on behalf of itself and Credit Agreement Creditors.

Section 3.2         Relief from the Automatic Stay.

(a)           FGI agrees that, so long as the full and final payment in cash and satisfaction of all Obligations to Credit Agreement Creditors under the Credit Documents has not occurred, FGI shall not, without the prior written consent of Credit Agreement Creditors, seek or request relief from or modification of the automatic stay or any other stay in any Bankruptcy Event in respect of any part of the Agent Priority Collateral, any proceeds thereof or any Lien thereon securing any of the obligations to FGI under the FGI Documents.  Notwithstanding anything to the contrary set forth in this Agreement, Debtors do not waive and shall not be deemed to have waived any rights under Section 362 of the Bankruptcy Code.

(b)           Agent, for and on behalf of itself and Credit Agreement Creditors, agrees that, so long as the full and final payment in cash and satisfaction of all Obligations to FGI under the FGI Documents has not occurred, Credit Agreement Creditors shall not, without the prior written consent of the FGI, seek or request relief from or modification of the automatic stay or any other stay in any Bankruptcy Event in respect of any part of the FGI Priority Collateral, any proceeds thereof or any Lien thereon securing any of the obligations to Credit Agreement Creditors under the Credit Documents.  Notwithstanding anything to the contrary set forth in this Agreement, Debtors do not waive and shall not be deemed to have waived any rights under Section 362 of the Bankruptcy Code.

Section 3.3          Adequate Protection.

(a)           FGI agrees that it shall raise no objection to, contest, or support any other Person objecting to or contesting, (i) any request by Credit Agreement Creditors for adequate protection or any adequate protection provided to Credit Agreement Creditors, or (ii) any objection by Credit Agreement Creditors to any motion, relief, action or proceeding based on a claim of a lack of adequate protection, or (iii) the payment of interest, fees, expenses or other amounts to Credit Agreement Creditors under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise.

(b)           FGI agrees that it shall not seek or accept adequate protection without the prior written consent of Credit Agreement Creditors; except, that, the FGI shall be permitted (i) to obtain adequate protection in the form of the benefit of additional or replacement Liens on the Collateral (including proceeds thereof arising after the commencement of any Bankruptcy Event), or additional or replacement collateral to secure the obligations to FGI under the FGI Documents, in connection with any DIP Financing or use of cash collateral as provided for in Section 3.1 above, or in connection with any such adequate protection obtained by Credit Agreement Creditors, as long as in each case, Credit Agreement Creditors are also granted such additional or replacement Liens or additional or replacement collateral and such Liens of FGI are subordinated to the Liens securing the obligations to Credit Agreement Creditors under the Credit Documents to the same extent as the Liens of FGI on the Collateral are subordinated to the Liens of Credit Agreement Creditors and (ii) to obtain adequate protection in the form of reports, notices, inspection rights and similar forms of adequate protection to the extent granted to Credit Agreement Creditors.

Section 3.4          Reorganization Securities.  If, in any Bankruptcy Event, debt obligations of any reorganized Debtor secured by Liens upon any property of any reorganized Debtor are distributed, pursuant to a plan of reorganization, on account of both the obligations to Credit Agreement Creditors under the Credit Documents and the obligations to FGI under the FGI

Documents, then, to the extent the debt obligations so distributed are secured by Liens upon the same assets or property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

Section 3.5          Separate Classes.  Each of the parties hereto irrevocably acknowledges and agrees that (a) the claims and interests of Credit Agreement Creditors and FGI are not “substantially similar” within the meaning of Section 1122 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law, (b) the grants of the Liens to secure the obligations to Credit Agreement Creditors under the Credit Documents and the grants of the Liens to secure the obligations to FGI under the FGI Documents constitute two separate and distinct grants of Liens, (c) Credit Agreement Creditors’ rights in the Collateral are fundamentally different from FGI’s rights in the Collateral and (d) as a result of the foregoing, among other things, obligations to Credit Agreement Creditors under the Credit Documents and the obligations to FGI under the FGI Documents must be separately classified in any plan of reorganization proposed or adopted in any Bankruptcy Event.

Section 3.6          Asset Dispositions.

(a)           Until the full and final payment in cash and satisfaction of all Credit Agreement Obligations to Credit Agreement Creditors under the Credit Documents has occurred, FGI agrees that, in the event of any Bankruptcy Event, FGI will not object or oppose (or support any Person in objecting or opposing) a motion to any sale, lease, license, exchange, transfer or other disposition of any Agent Priority Collateral free and clear of the Liens of FGI or other claims under Section 363 of the Bankruptcy Code, or any comparable provision of any Bankruptcy Law and shall be deemed to have consented to any such any sale, lease, license, exchange, transfer or other disposition of any Agent Priority Collateral under Section 363(f) of the Bankruptcy Code that has been consented to by Credit Agreement Creditors; provided, that, the proceeds of such sale, lease, license, exchange, transfer or other disposition of any Collateral to be applied to the obligations to Credit Agreement Creditors under the Credit Documents or the obligations to FGI under the FGI Documents, are applied in accordance with Sections 2.6 hereof.

(b)           Until the full and final payment in cash and satisfaction of all FGI Documents Obligations to FGI under the FGI Documents has occurred, Agent, for and on behalf of itself and Credit Agreement Creditors, agrees that, in the event of any Bankruptcy Event, Credit Agreement Creditors will not object or oppose (or support any Person in objecting or opposing) a motion to any sale, lease, license, exchange, transfer or other disposition of any FGI Priority Collateral free and clear of the Liens of Credit Agreement Creditors or other claims under Section 363 of the Bankruptcy Code, or any comparable provision of any Bankruptcy Law and shall be deemed to have consented to any such any sale, lease, license, exchange, transfer or other disposition of any FGI Priority Collateral under Section 363(f) of the Bankruptcy Code that has been consented to by the FGI; provided, that, the proceeds of such sale, lease, license, exchange, transfer or other disposition of any Collateral to be applied to obligations to Credit Agreement Creditors under the Credit Documents or the obligations to FGI under the FGI Documents, are applied in accordance with Sections 2.6 hereof.

Section 3.7          Avoidance Issues.  If Credit Agreement Creditors or FGI are required in the case of any Bankruptcy Event or otherwise to turn over or otherwise pay to the estate of any Debtor any amount (a “Recovery”), then Credit Agreement Creditors or FGI, as the case may be, shall be reinstated to the extent of such Recovery.  If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

Section 3.8          Certain Waivers as to Section 1111(b)(2) of Bankruptcy Code.  FGI waives any claim it may hereafter have against any Credit Agreement Creditors arising out of the election by Credit Agreement Creditors of the application of Section 1111(b)(2) of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law.  Credit Agreement Creditors waives any claim they may hereafter have against FGI arising out of the election by FGI of the application of Section 1111(b)(2) of the Bankruptcy Code or any comparable provision of any other Bankruptcy Law.

Section 3.9          Other Bankruptcy Laws.  In the event that a Bankruptcy Event is instituted in a jurisdiction other than the United States or is governed by any Bankruptcy Law other than the Bankruptcy Code, each reference in this Agreement to a section of the Bankruptcy Code shall be deemed to refer to the substantially similar or corresponding provision of the Bankruptcy Law applicable to such Bankruptcy Event, or in the absence of any specific similar or corresponding provision of the Bankruptcy Law, such other general Bankruptcy Law as may be applied in order to achieve substantially the same result as would be achieved under each applicable section of the Bankruptcy Code.

ARTICLE IV
MISCELLANEOUS

Section 4.1          Successors; Continuing Effect.  This Agreement is being entered into for the benefit of, and shall be binding upon, the parties hereto and their respective successors and assigns (to the extent permitted under the applicable Financing Agreements).

Section 4.2          Terminations, Amendments, Etc.  Each of the parties hereto agrees that this Agreement may not be terminated, amended, supplemented, waived or modified unless such termination, amendment, supplement, waiver or modification has been approved in writing by FGI and Agent, for and on behalf of itself and Credit Agreement Creditors.

Section 4.3           Further Assurances.  Each of the parties hereto will, and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that Agent, for and on behalf of itself and Credit Agreement Creditors, and FGI may reasonably request in order to perfect or otherwise protect any right or interest granted or purported to be granted hereby or to enable FGI or Credit Agreement Creditors, as applicable, to exercise and enforce their respective rights and remedies hereunder, but this Agreement shall remain fully effective notwithstanding any failure to execute any additional documents or instruments.

Section 4.4           Expenses.  The Credit Parties shall pay upon demand, the amount of any and all expenses of FGI and Credit Agreement Creditors, including, without limitation, the reasonable fees and expenses of counsel, which any of FGI and Credit Agreement Creditors may incur in connection with the exercise or enforcement of any of their rights or interests hereunder.

Section 4.5           Notices.  All notices required or permitted to be given hereunder shall be in writing and shall be deemed duly given, made or received (a) if delivered in person, immediately upon delivery, (b) if by facsimile transmission, immediately upon sending and confirmation of receipt, (c) if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) Business Day after sending and (d) if by certified mail, return receipt requested, five (5) days after mailing to the parties at their addresses set forth below (or such other addresses as the parties may designate in accordance with the provisions of this Section 4.5):

If to the FGI:                 Faunus Group International, Inc.
80 Broad Street
New York, New York 10004
Attention:                    Mr. Sami Altaher
Telephone No.            212-248-3400
Telecopy No.:             212-248-3404

If to Agent:                   Wachovia Bank, National Association
            1133 Avenue of the Americas
New York, New York 10036
Attention:                    Portfolio Manager
Telephone No.:           212-840-2000
Telecopy No.:             212-545-4283

If to Debtors:                c/o American Biltrite, Inc.
57 River Street
Wellesley Hills, Massachusetts 02481
Attention:                    Howard N. Feist III
Telephone No.            781-237-6655
Telecopy No.:             781-237-6880

Section 4.6           Marshalling.  Each of the parties hereto agrees that during the term hereof it will not exercise any rights it may have in law or equity to require the other party to marshall Collateral.

Section 4.7           Term.  This Agreement shall remain in full force and effect until all of the Obligations shall have been fully, finally and indefeasibly paid in cash and all financing arrangements and commitments among Credit Parties and FGI and Credit Agreement Creditors shall have been terminated.  This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by either FGI or Credit Agreement Creditors upon the insolvency, bankruptcy or reorganization of any Credit Party or otherwise, all as though such payment had not been made.  This is a continuing Agreement and FGI and Credit Agreement Creditors may, in their discretion, continue to extend credit or other financial accommodations and loan monies to or for the benefit of the Credit Parties, on the faith hereof, under the Financing Documents, without notice to the other party.

Section 4.8           Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 4.9           WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

Section 4.10         Entire Agreement; Governing Law.  This Agreement embodies the entire agreement and understanding of the parties hereto regarding the subject matter hereof.  THIS AGREEMENT AND ALL MATTERS RELATING HERETO OR THERETO OR ARISING THEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.  EACH OF THE PARTIES HERETO HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN NEW YORK, STATE OF NEW YORK AND IRREVOCABLY AGREES THAT, SUBJECT TO AGENT’S AND FGI’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS.  EACH OF THE PARTIES HERETO HEREBY EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS.  EACH OF THE PARTIES HERETO HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON SUCH PARTY BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUCH PARTY AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

Section 4.11          Controlling Agreements.  To the extent of any conflict between the terms hereof, on the one hand, and the terms of any of the FGI Documents and the Credit Documents, on the other hand, the provisions of this Agreement shall in all respects be controlling.

Section 4.12          Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic means shall have the same force and effect as the delivery of an original executed counterpart of this Agreement.  Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic means shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Agreement.

SIGNATURES ON FOLLOWING PAGE

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered by their duly authorized officers on the date and year first above written.

AGENT:	WACHOVIA BANK, NATIONAL ASSOCIATION By: /s/ Marc J. Breier Name: Marc J. Breier Title: Managing Director

FGI:	FAUNUS GROUP INTERNATIONAL, INC. By: /s/ David DiPiero Name: David DiPiero Title: CEO/President

DEBTORS:	AMERICAN BILTRITE INC. By: /s/ Richard G. Marcus Name: Richard G. Marcus Title: President

AMERICAN BILTRITE FAR EAST INC. By: /s/ Richard G. Marcus Name: Richard G. Marcus Title: President

[Signature Page to Intercreditor and Lien Subordination Agreement]

EXHIBIT A

FGI Priority Collateral

All of Debtors’ Accounts owing from account debtors whose principal place of business or chief executive office is not located in the United States or Canada and, in the case of Parent, arise directly from the sale of Inventory by Parent’s Belgian division to account debtors whose principal place of business or chief executive office is not located in the United States or Canada and, in the case of Far East, arise directly from the sale of Inventory by Far East to account debtors whose principal place of business or chief executive office is not located in the United States or Canada (collectively referred to herein as “Foreign Accounts”), and all of Debtors’ money, contract rights, chattel paper, documents, Deposit Accounts, securities accounts, securities, investment property and Instruments with respect thereto, and all of Debtors’ rights, remedies, security, Liens and supporting obligations, in, to and in respect of the foregoing, including, without limitation, rights of stoppage in transit, replevin, repossession and reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, guarantees or other contracts of suretyship with respect to the Foreign Accounts, deposits or other security for the obligation of any such Account Debtor, and credit and other insurance;

All of Debtors’ money, securities, investment property, Deposit Accounts, Securities Accounts, Instruments and other property and the proceeds thereof that are now or hereafter held or received by, in transit to, in possession of, or under the control of FGI or a bailee of FGI, whether for safekeeping, pledge, custody, transmission, collection or otherwise, in each case only to the extent exclusively related to the Foreign Accounts and not any other assets or properties of Debtors;

To the extent not listed above, all of Debtors’ now owned or hereafter acquired Deposit Accounts or Securities Accounts into which Foreign Accounts or the proceeds of Foreign Accounts are deposited, including all signature cards, account agreements and other documents relating to such Deposit Accounts or Securities Accounts, in each case only to the extent exclusively related to the Foreign Accounts and not any other assets or properties of Debtors;

All of Debtors’ right, title and interest in, to and in respect of all goods which by sale have resulted in, Foreign Accounts, including, without limitation, all goods described in invoices or other documents or instruments with respect to, or otherwise representing or evidencing, any Foreign Account, and all returned, reclaimed or repossessed goods;

All of Debtors’ general intangibles (including, without limitation, payment intangibles) and other property of every kind and description with respect to its Foreign Accounts, including, without limitation, all existing and future customer lists, choses in action, claims, books, records, ledger cards, contracts, licenses, formulae, tax and other types of refunds, returned and unearned insurance premiums, rights and claims under insurance policies, and computer programs, tapes, programs, discs, information, software, records, and data, all computers, word processors, printers, switches, interfaces, source codes, mask works, software, web servers, website service contracts and all parts, accessories, additions, substitutions, or options together with all property or equipment used in connection with any of the above or which are used to operate or cause to operate any features, special applications, format controls, options or software of any or all of the above-mentioned items as the same relates to the Foreign Accounts or is otherwise necessary or helpful in the collection thereof or realization thereon, in each case only to the extent exclusively related to the Foreign Accounts and not any other assets or properties of Debtors; and

All cash and non-cash proceeds of the foregoing, including insurance proceeds.

Unless otherwise defined herein, capitalized terms on this Schedule A shall have their respective meanings as set forth in the UCC.

EXHIBIT B

CONTROL NOTICE

WACHOVIA BANK, NATIONAL ASSOCIATION
1133 Avenue of the Americas
New York, New York 10036

______________ 20__

Faunus Group International, Inc.
80 Broad Street
New York, New York 10004
Attention:  Mr. Sami Altaher
Telecopy No.:  212-248-3404

            Re:           Notice Pursuant to Assignment of Factoring Proceeds

Ladies and Gentlemen:

Pursuant to the Intercreditor and Lien Subordination Agreement, dated as of June 30, 2009 (the “Agreement”), by and among you, WACHOVIA BANK, NATIONAL ASSOCIATION, in its capacity as agent (in such capacity, “Agent”), AMERICAN BILTRITE INC., a Delaware corporation (“Parent”), and AMERICAN BILTRITE FAR EAST, INC., a Delaware corporation (“Far East”; together with Parent, individually a “Debtor” and collectively, “Debtors”), this letter shall serve as the Control Notice as described in and contemplated by the Agreement.  Capitalized terms used but not defined in this letter shall have the meanings given them in the Agreement.  In accordance with Section 2.12 of the Agreement, Agent hereby gives you notice that a Credit Agreement Event of Default has occurred.  Accordingly, we hereby instruct you to transfer all Amounts Due From FGI or any other amounts payable by you to Debtors under the FGI Documents to the following account:

Wachovia Bank, National Association
ABA No.:	053000219
Account No.:	5000000030279
Account Name:	Wachovia Bank, National Association
Reference:	American Biltrite

Very truly yours

WACHOVIA BANK, NATIONAL ASSOCIATION, as Agent

By: __________________________________________________
Name: _______________________________________________
Title _________________________________________________
: